EXHIBIT 99

                               UNITY BANCORP, INC.
                             ANNOUNCES RECORD GROWTH
                       AND EARNINGS FOR THE FIRST QUARTER

     CLINTON, NEW JERSEY --April 20, 1999-- UNITY BANCORP, INC. (NASDAQ NM:
UNTY), parent company of UNITY BANK, reported Net Income of $501,307 for the first quarter ended March 31, 1999, a 47% increase over the $340,462 earned in the first quarter of 1998. Assets grew to $298.3 million, a 34% increase over a year earlier.

     The growth in earnings and assets is reflected in the 28% increase in Net Loans to $169.4 million at March 31, 1999 up from $132.8 million on March 31, 1998. Total Deposits increased 31% to $265.2 million at March 31, 1999, up from $201.7 million on March 31, 1998.

     Chairman of the Board Robert Van Volkenburgh stated, "This strong first quarter performance reflects our recent acquisition of CMA, our mortgage company, providing increased fee income, as well as the implementation of our business plan in the communities we recently entered, and the continued success of that plan in our original communities. Our core small business and consumer lending business continues to lead our growth."

     "With the opening of our Colonia office at the end of December 1998 and the Berkeley Heights, Cranford, Edison and Millburn Avenue offices in the first quarter of 1999, Unity Bank began to fulfill its expansion program. Early results of these new sites are on target. Our ability to absorb this expansion while continuing to report record earnings growth exhibits the strength of our business plan and strength of the Unity franchise."

                               Three Months Ended
                                    March 31
                                   (Unaudited)
                      (000's omitted except per share date)

                                1999       1998      % Change
                               ------     ------     ---------

Income Statement Data

Net Interest Income            $3,341     $2,345       42.5%
Provision for Loan Loss            61        204      -70.1%
Noninterest Income                946        821       15.2%
Noninterest Expense             3,432      2,412       42.3%
Provision for Income Taxes        293        210       40.0%
                               ------     ------
Net Income                     $  501     $  340       47.4%
                               ======     ======

Per Share Data

Basic Earnings Per Share            $     0.13     $     0.11     23.5% *
Book Value                          $     7.35     $     6.31       16.5%
Weighted Average Shares (basic)     $3,724,801     $3,139,941       18.6%*



Balance Sheet

Assets                              $  298,290        223,289       33.6%
Net Loans                              169,423        132,803       27.6%
Investment Securities                   47,017         55,634      -15.5%
Deposits                               265,200        201,713       31.5%
Shareholder's Equity                    27,753         20,000       38.8%

----------

*    includes restatement for 1998's 5% stock dividend

     Unity Bank is a community oriented, full service commercial bank providing a wide range of business and consumer financial services through its thirteen retail financial service centers located in Berkeley Heights, Clinton, Colonia, Cranford, Edison, Flemington, Linden, North Plainfield, Scotch Plains, Springfield (2), Union, and Whitehouse, New Jersey.

     As previously announced, the Bank will also open additional locations in:
East Brunswick, Kenilworth, North Brunswick, Raritan Township, South Plainfield, Bound Brook, and Highland Park, New Jersey.

     For additional information about the Bank's financial services, call 1-800-618-BANK, or visit Unity's Internet page at htp://www.unitybank.com. Email may be addressed to the Bank at UNITY@aol.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from these set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation's financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.


                                   Page 6 of 6